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PROXY                                                                      PROXY

                         COMMUNITY CARE OF AMERICA, INC.

                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)


          The undersigned holder of Common Stock of COMMUNITY CARE OF AMERICA, INC., revoking all proxies heretofore given, hereby constitutes and appoints David H. Fater and William J. Krystopowicz, and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of COMMUNITY CARE OF AMERICA, INC., to be held at La Playa Beach Resort, 9891 Gulf Shore Drive, Naples, Florida on Friday, May 31, 1996 at 10:30 A.M., Eastern Daylight Savings Time, and at any adjournments or postponements thereof.

          The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

          Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may properly come before the meeting. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR BOTH LISTED NOMINEES TO SERVE AS DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

            PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE
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                                                       PLEASE MARK YOUR  /X/
                                                    CHOICE LIKE THIS IN
                                                      BLUE OR BLACK INK:

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH
                  LISTED NOMINEES AND FOR PROPOSALS 2, 3 AND 4.

(1)  Election of two Class I Directors

        FOR both nominees listed               WITHHOLD AUTHORITY to vote
   (except as marked to the contrary)        for either listed nominee below
                   / /                                     / /

Nominees: Gary W. Singleton and Michael S. Blass

(Instruction: To withhold authority to vote for either individual nominee, circle that nominee's name in the list provided above.)

(2)  Proposed amendment to the Company's          FOR   AGAINST  ABSTAIN
     1995 Stock Option Plan                       / /     / /      / /


(3)  Proposed amendments to the Company's         FOR   AGAINST  ABSTAIN
     1995 Non-Employee Director Stock             / /     / /      / /
     Option Plan


(4)  Ratify the appointment of KPMG               FOR   AGAINST  ABSTAIN
     Peat Marwick LLP as the Company's            / /     / /      / /
     independent public accountants


                                        Dated  _____________________, 1996

                                        ________________________________

                                        ________________________________
                                        Signature(s)

                                        (SIGNATURES SHOULD CONFORM TO NAMES AS
                                        REGISTERED.  FOR JOINTLY OWNED SHARES,
                                        EACH OWNER SHOULD SIGN.  WHEN SIGNING AS
                                        ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                        TRUSTEE, GUARDIAN OR OFFICER OF A
                                        CORPORATION, PLEASE GIVE FULL TITLE.)

                 PLEASE MARK AND SIGN ABOVE AND RETURN PROMPTLY